UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2018

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2018, Penn National Gaming, Inc. (the “Company”) entered into an executive agreement (the “Executive Agreement”) with Timothy J. Wilmott, the Company’s Chief Executive Officer. The Executive Agreement is effective as of June 13, 2018, the date the prior executive agreement with Mr. Wilmott expired by its terms, and terminates on December 31, 2020 (the “Term”) unless earlier terminated by either party.   Pursuant to the terms of the Executive Agreement, Mr. Wilmott will continue to receive his current compensation, which will be reviewed periodically in the same manner as peer executives.

In the event Mr. Wilmott’s employment is terminated without cause (as defined in the Executive Agreement), Mr. Wilmott will be entitled to (i) severance payments equal to his base salary as of such date until the end of the Term, provided that such amount will not to exceed 24 months of base salary (such period, the “Severance Period”), paid in accordance with the Company’s regular payroll procedures and (ii) 1.5 times the average of the last two full years’ bonuses paid to Mr. Wilmott, paid at the time such next bonus is paid to similarly situated executives after the termination date.

If, within 12 months after a change in control (as defined in the Executive Agreement), Mr. Wilmott is terminated without cause or resigns for good reason (as defined in the Executive Agreement), he will be entitled to receive a cash payment equal to two times the sum of (i) his annual base salary and (ii) the amount of his targeted bonus compensation, each at the rate in effect at the time of the change of control or the termination date, whichever is greater. To the extent that Mr. Wilmott receives a change in control payment, he will not be eligible to receive any additional cash severance in the event of a termination of employment during the Term. Prior to receipt of any severance payments, Mr. Wilmott must execute a general release in favor of the Company and its affiliates.

The Executive Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.  Mr. Wilmott has agreed not to disclose or use the Company’s confidential information for a period of two years following termination.  In addition, Mr. Wilmott has agreed not to compete with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility for a period of (i) six months if he is terminated in a manner in which no severance is paid or (ii) the Severance Period if he receives severance upon termination.  Mr. Wilmott has agreed not to solicit or hire an executive or management level employee of the Company or its affiliates for a period of 18 months following termination.

The summary of the material terms of the Executive Agreement described above is qualified in its entirety by reference to the Executive Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Agreement, effective as of June 13, 2018, by and between Penn National Gaming, Inc. and Timothy J. Wilmott

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 29, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
Name: William J. Fair
Title: Executive Vice President and Chief Financial Officer